-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 Form 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported):
                            SEPTEMBER 20, 1996


         AMRESCO Residential Securities Corporation on behalf of:

   AMRESCO RESIDENTIAL SECURITIES CORPORATION MORTGAGE LOAN TRUST 1996-4
-----------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)



        New York               333-08687-01              Pending
(State or Other Jurisdiction   (Commission          (I.R.S. Employer
     of Incorporation)         File Number)        Identification No.)


c/o Bankers Trust Company
   Four Albany Street
   New York, New York                                     10006
 (Address of Principal                                 (Zip Code)
   Executive Offices)

      Registrant's telephone number, including area code (714) 253-7575

                                 No Change
       ------------------------------------------------------------
       (Former name or former address, if changed since last report)

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

Item 5.  OTHER EVENTS.

         Information relating to the distributions to Certificateholders for the period from September 28, 1996 to October 25, 1996 (the "Monthly Period") and a revision to the previously filed period from August 28, 1996 to September 25, 1996 (the "Revised Monthly Period") of the AMRESCO Residential Securities Corporation Mortgage Loan Trust 1996-4 (the "Registrant" or "Trust") in respect of the Mortgage Loan Asset Backed Certificates, Series 1996-4, Class A (the "Certificates") issued by the Registrant and the performance of the Trust (including distributions of principal and interest, delinquent balances of mortgage loans, and the subordinated amount remaining), together with certain other information relating to the Certificates, is contained in the Monthly Reports for the Monthly Period and Revised Monthly Period provided to Certificateholders pursuant to the Pooling and Servicing Agreement dated as of August 1, 1996, among AMRESCO Residential Securities Corporation in its capacity as Depositor, AMRESCO Residential Mortgage Corporation in its capacity as the Seller, Long Beach Mortgage Company, Option One Mortgage Corporation and Advanta Mortgage Corp. USA as the Servicers, and Bankers Trust Company of California, N.A., a national banking association, in its capacity as the trustee.

Item 7.  EXHIBITS:

         Monthly Report for the Monthly Period relating to the Certificates issued by the Trust.

         Monthly Report for the Revised Monthly Period relating to the Certificates issued by the Trust.


                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          By:  AMRESCO Residential Securities Corporation

                          By:           /s/  RONALD B. KIRKLAND
                             --------------------------------------------
                             Name:   Ronald B. Kirkland
                             Title:  Vice President and Chief
                                     Accounting Officer


Dated: November 8, 1996